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                                                                   Exhibit 23(B)

MORGAN STANLEY

                                                        MORGAN STANLEY & CO.
                                                        INCORPORATED
                                                        1585 BROADWAY
                                                        NEW YORK, NEW YORK 10036
                                                        (212)761-4000

                                                        November 11, 1997
Rohr, Inc.
850 Lagoon Drive
Chula Vista, CA 91910-2098

       Re: Joint Proxy Statement of the B.F.Goodrich Company and Rohr, Inc. and
           Registration Statement on Form S-4 of the B.F.Goodrich Company

Gentlemen and Ladies:

We hereby consent to the use of opinion letter dated September 19, 1997 to the Board of Directors of Rohr, Inc. as Annex C to the Joint Proxy Statement referred to above included in the above mentioned Registration Statement and to the references therein to our opinion. In giving this consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MORGAN STANLEY & CO. INCORPORATED


                                        /s/ Gordon E. Dyal
                                        ---------------------------------
                                        Gordon E. Dyal
                                        Managing Director